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                                                                    EXHIBIT 10.7

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 19th day of February, 1996 by and between PROTECTION ONE, INC., a Delaware corporation with an address at 6011 Bristol Parkway, Culver City, CA 90230 (hereinafter referred to as the "Company") and BEN ENIS, an individual, having an address at 4097 Robin Hill Road, La Canada, California 91011 (hereinafter referred to as "Consultant").

     A. The Company is engaged in the business of providing alarm monitoring services. The Company desires to engage Consultant, who is a Professor of Marketing at the University of Southern California, to provide consulting services for advertising and marketing the Company's services and products.

     B. Consultant desires to accept such engagement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the parties hereto covenant and agree as follows:

     1. Consulting Services. The Company hereby engages Consultant to provide consulting services to the Company. Such consulting services will consist of advising and assisting the Company in the formulation and implementation of advertising and marketing objectives and strategies for the Company and its affiliates in the alarm monitoring and security industry. The Consultant shall spend such a number of hours in provision of such consulting services as shall be reasonably required to assure the satisfactory performance of such services. Consultant hereby agrees to provide such consulting services in consideration of the compensation specified in Section 2 of this Agreement. The exact times and circumstances of the provision of such consulting services will be determined by the mutual agreement of Consultant and the Company.

     2. Compensation. Consultant's compensation for services performed hereunder shall be Seven Thousand Five Hundred Dollars ($7,500.00) per month, payable in advance on the 19th day of the month preceding the month in which consulting services are to be rendered. Consultant shall be solely responsible for his out-of-pocket costs and expenses related to the provision of consulting services and the Company shall have no obligation to reimburse Consultant for such costs and expenses, except for expenses expressly approved by an officer of Company.

     3. Term of Agreement. The term of this Agreement shall commence on the date hereof and, and unless terminated sooner pursuant to the terms of this Agreement, shall expire on March 31, 1997.

     4. Termination. The term of this Agreement may be terminated prior to the time set forth in Section 3 as follows:

          (a) The Company shall have the right to terminate this Agreement at any time for Cause by giving Consultant written notice of the effective date of termination (which effective date may be the date of such notice). For purposes of this Agreement only, Cause shall be limited solely to: (i) fraud, misappropriation, embezzlement or other act of material misconduct by Consultant against the Company or any of its affiliates or an act contrary their best interests; (ii) willful neglect or gross


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negligence by Consultant in the performance of his services in accordance with the terms of this Agreement; (iv) Consultant's breach of or failure to perform when due any material obligation of Consultant under this Agreement, which breach is not cured within thirty (30) days of such breach; (v) violation of the duty of loyalty to the Company; (vi) death or disability (which shall determined at the sole discretion of the Company) of Consultant;
(vii) conviction of or plea of nolo contendere to a felony; or (viii) the occurrence of an event of bankruptcy with respect to Consultant.

          (b) Consultant shall have the right to terminate this Agreement by giving the Company written notice of the effective date of termination (which effective date may be the effective date of such notice) upon the occurrence of any of the following events: (i) the Company's breach of or failure to perform when due any material obligation of the Company under this Agreement, which breach is not cured within thirty (30) days of such breach;
(ii) the occurrence of an event of bankruptcy with respect to the Company; or
(iii) Consultant's death or disability (which shall be determined at the sole discretion of Consultant).

          (c) Either party can terminate this agreement at any time upon giving the other ninety (90) days prior written notice.

Upon termination of this Agreement, neither party shall have any further obligation or liability to the other, except as provided in Sections 5 and 6.

     5. Confidentiality. The parties acknowledge that in the course of performing this Agreement, the Company may reveal to Consultant confidential information. "Confidential Information" shall mean business information and trade secrets, including but not limited to, customer and vendor information, marketing programs and plans, financial information, customer lists, price lists, techniques and other data of the Company or its affiliates or customers which the Consultant knows or reasonably should know should be treated as confidential. Consultant shall hold in confidence and shall not disclose to anyone, or otherwise exploit for his own benefit or the benefit of any person or entity, the Confidential Information, except in connection with services to be rendered pursuant to this Agreement. Upon the termination of this Agreement, Consultant shall promptly return any Confidential Information and all copies thereof to the Company. The provisions of this Section 5 and of
Section 6 shall survive the termination of this Agreement.

     6. Injunctive Relief. Consultant acknowledges and agrees that the disclosure of any aspect of Confidential Information, except as permitted herein, will give rise to irreparable injury to the Company inadequately compensable in damages. Accordingly, the Company may obtain injunctive relief against the breach or threatened breach of Consultant's obligations of confidentiality pursuant to Section 5 of this Agreement.

     7. Relationship of Parties. As of the date of this Agreement, Consultant is a director of the Company. Nothing contained herein modifies or amends Consultant's rights (including reimbursement for expenses incurred while acting in the capacity of director), obligations and duties as a director of Company. In the performance of this Agreement, it is mutually understood and agreed that Consultant is at all times acting and performing as an independent contractor and as such he shall remain professionally and economically independent of the Company. Consultant is not, and no act or failure to act by either party hereto shall be construed to make or render Consultant, the Company's partner, joint venturer, employee or associate.



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     8.        Entire Agreement.  This Agreement contains the entire
understanding of the parties with respect to the subject matter hereof and supersedes any oral or written agreements or understandings with respect to that subject matter. This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns and may not be modified in any way without the written consent of both parties.

     9. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth above (a copy to each of James M. Mackenzie, Jr., President and John E. Mack III, Vice President in case of the Company), or at such other addresses as the parties may designate by written notice in the manner aforesaid.

     10. Assignment. This Agreement may not be assigned by Consultant without the prior written approval of the Company.

     11. Governing Law. This Agreement and its application shall be construed according to the laws of the State of California.

     12. Waiver of Breach. The waiver by either party of the other party's breach of any term or condition of this Agreement shall not be, or deemed to be, a waiver of any subsequent breach by such party of the same or any other term or condition of this Agreement, and the failure by either party to enforce any right or remedy it might have by reason of the failure of the other party to perform any obligation under this Agreement shall not be, or be deemed to be, a waiver of any subsequent failure by such other party to perform the same or any other obligation under this Agreement.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PROTECTION ONE, INC.


By: /s/ John E. Mack, III
    ---------------------------------
    John E. Mack III, Vice President




    /s/ Ben Enis
    ---------------------------------
    BEN ENIS


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